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                                                                     Exhibit (L)

                           [KMZ Rosenman Letterhead]


May 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Dear Ladies and Gentlemen:

     We have acted as counsel to The Zweig Fund, Inc., a Maryland corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form N-2 (Securities Act File No. 333-84884, Investment Company Act File No. 811-4739) (the "Registration Statement"), and the Prospectus included therein (the "Prospectus"), with the Securities and Exchange Commission regarding the registration under the Securities Act of 1933 of an aggregate of 11,000,000 shares of common stock of the Company, par value $.10 per share (the "Shares"), with respect to a proposed rights offering by the Company.

     We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Registration Statement has become effective under the Investment Company Act of 1940 and the Securities Act of 1933, when the Shares have been qualified as and to the extent, if any, required under the laws of those jurisdictions in which they are to be issued and sold, and when the Shares to be issued and sold by the Company have been sold, issued and paid for as contemplated by the Registration Statement, such Shares will have been legally issued, and will be fully paid and nonassessable.

     As to matters governed by the laws of the State of Maryland, we have relied on the opinion of Venable, Baetjer and Howard, LLP that is attached to this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters." We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.



                                        Very truly yours,

                                        KATTEN MUCHIN ZAVIS ROSENMAN



                                        By: /s/ Fred M. Santo
                                            -----------------------
                                             A Partner

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                 [VENABLE, BAETJER AND HOWARD, LLP LETTERHEAD]



                                 April 30, 2002



Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022

                Re: The Zweig Fund, Inc. - 2002 Rights Offering

Ladies and Gentlemen:

     We have acted as special Maryland counsel for The Zweig Fund, Inc., a Maryland corporation (the "Fund"), in connection with the issuance of up to 11,000,000 shares of its common stock, $.10 par value per share (the "Common Shares") pursuant to the exercise of rights to purchase the Common Shares of the Fund distributed to stockholders (the "Rights").

     As Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined its Registration Statement on Form N-2, Securities Act File No. 333-84884 and Investment Company Act File No. 811-4739, including the prospectus and statement of additional information contained therein, substantially in the form in which it is to become effective (the "Registration Statement"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.


     We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.


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                                 [VENABLE LOGO]


Kattan Muchin Zavis Rosenman
April 30, 2002
Page 2


          Based on such examination, we are of the opinion and so advise you that:

          1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

          2. The Common Shares to be issued pursuant to the exercise of Rights are duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

          3. The Fund's stockholders have no personal liability for the debts or obligations of the Fund solely as a result of their status as stockholders.


          This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

          You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Venable, Baetjer and Howard, LLP